UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 13, 2013
Date of report (Date of earliest event reported)

Amyris, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 13, 2013, Amyris, Inc. (“Amyris”) entered into a Master Collaboration Agreement (the “Agreement”) with Firmenich SA (“Firmenich”), a global flavors and fragrances (“F&F”) company, to establish a collaboration for the development and commercialization of multiple renewable F&F compounds (the “Collaboration”).  Under the Agreement, except for rights granted under preexisting collaboration relationships, Amyris is granting Firmenich exclusive access for such compounds to specified Amyris intellectual property for development and commercialization of F&F products in exchange for research and development funding and a profit sharing arrangement.  The Agreement supersedes and expands a prior collaboration agreement with Firmenich for joint development and commercialization of specific compounds within F&F.

The Agreement provides annual, up-front funding to Amyris by Firmenich of $10 million for each of the first three years of the collaboration, with the initial payment of $10 million to be received by Amyris by March 31, 2013.  The Agreement contemplates additional funding by Firmenich on a discretionary basis and up to $5 million in milestone payments from Firmenich to Amyris.  In addition, the Agreement contemplates that the parties will mutually agree on a supply price for each compound and share product margins from sales of each compound on a 70/30 basis (70% for Firmenich) until Firmenich receives $15 million more than Amyris in the aggregate, after which the parties will share 50/50 in the product margins on all compounds.  Amyris also agreed to pay a one-time success bonus of up to $2.5 million to Firmenich for outperforming certain commercialization targets.

The Agreement does not impose any specific research and development commitments on either party after year six, but if the parties mutually agree to perform development after year six, the Agreement provides that the parties will fund it equally.

Under the Agreement, the parties jointly select target compounds, subject to final approval of compound specifications by Firmenich.  During the development phase, Amyris is required to provide labor, intellectual property and technology infrastructure and Firmenich is required to contribute downstream polishing expertise and market access.  The Agreement provides that Amyris will own research and development and strain engineering intellectual property, and Firmenich will own blending and, if applicable, chemical conversion intellectual property.  Under certain circumstances such as Amyris insolvency, Firmenich gains expanded access to Amyris intellectual property.  Following development of F&F compounds under the Agreement, the Agreement contemplates that Amyris will manufacture the initial target molecules for the compounds and Firmenich will perform any required downstream polishing and distribution, sales and marketing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: March 14, 2013	By:	/s/ Gary Loeb
Gary Loeb SVP and General Counsel